                                                                   Exhibit 23.2



             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 6, 2001, with respect to the financial statements of Jaycor, Inc. included in the Proxy Statement of Jaycor, Inc. that is made a part of the Registration Statement (Form S-4) and related Prospectus of Titan Corporation for the registration of 5,700,000 shares of its common stock.


                                                   /s/ ERNST & YOUNG LLP



San Diego, California
January 25, 2002